EXHIBIT 99.1

International Stem Cell Corporation Adds Strength Through Expansion of its Management Structure

Oceanside, California, July 6, 2009 — International Stem Cell Corporation (OTCBB:ISCO) has expanded its senior management team to include greater capacity and flexibility as it expands its therapeutic and commercial activities for the remainder of 2009 and beyond.

Professor Andrei Semetchkine, Ph.D., who is already a director and officer of the Company, will assume the duties of Executive Vice President of ISCO, with broad responsibility for the strategy, financial, and business affairs of the company. Dr. Semetchkine, a resident of Southern California, has been for many years a member of the prestigious Russian Academy of Sciences, the highest scientific body in Russia, and has been a founder or senior executive of many international businesses. “Dr. Semetchkine brings a depth of management skills, knowledge of opportunities in international science and a world experience that will be extremely valuable to our Company in the days to come,” said Kenneth Aldrich, Chairman, President and CEO of ISCO.

Jeffrey Janus, will continue to be CEO and President of Lifeline Cell Technology, the revenue generating subsidiary of ISCO, and will also serve as Senior Vice President of Operations for the parent Company, ISCO. “As ISCO and Lifeline have grown, the demands have increased,” said Mr. Janus. “The addition of Dr. Semetchkine to the senior management of ISCO will add tremendous strength to our strategic planning and management capabilities as we move forward towards therapeutic use of our parthenogenetic stem cells and to help us manage the expansion of both ISCO and Lifeline more effectively.”

In a final change, Ray Wood, who had been the controller of the company, has been promoted to Vice President, Finance and Principal Financial Officer. Mr. Wood has extensive public and private company experience that is expected to enhance ISCO’s financial and accounting strength.

Mr. Wood’s appointment will also permit William Adams, a founder of the Company to step down from his role as CFO as of June 30, 2009.  He will now work full time on developing new capital sources and collaborative opportunities for the Company.  Mr. Adams is responsible for much of the company’s financing to date, and this change will allow him to focus more effectively on future needs of the Company, particularly in establishing new industry and research collaborations.  Mr. Adams has also elected to resign from the Board of Directors, effective June 30, 2009, and will assist the Company in seeking an outside Board member with relevant industry and regulatory affairs experience to fill the vacant seat.  “I am by no means leaving the Company”, said Mr. Adams, “I am just refocusing my efforts where I believe I can be of the greatest help to the company’s future.”

For more news and information on International Stem Cell Corporation please visit www.IRGnews.com/coi/ISCO where you can find the CEO’s video, a fact sheet on the company, investor presentations, and more.

ABOUT INTERNATIONAL STEM CELL CORPORATION (ISCO.OB):

International Stem Cell Corporation is a California biotechnology company focused on developing therapeutic and research products. ISCO’s technology, Parthenogenesis, results in the creation of pluripotent human stem cell lines from unfertilized human eggs.  ISCO scientists have created the first Parthenogenetic homozygous stem cell line (phSC-Hhom-4) that can be a source of therapeutic cells that will minimize immune rejection after transplantation into hundreds of millions of individuals of differing sexes, ages and racial groups. These advancements offer the potential to create the first true “Stem Cell Bank” and address ethical issues by eliminating the need to use or destroy fertilized embryos. ISCO also produces and markets specialized cells and growth media worldwide for therapeutic research through its subsidiary Lifeline Cell Technology. For more information, visit the ISCO website at: www.internationalstemcell.com.

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FORWARD-LOOKING STATEMENTS:

Statements pertaining to anticipated future financial and/or operating results, future growth in research, technology, clinical development and potential joint venture and other opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Key Words: Stem Cells, Biotechnology, Parthenogenesis

Contact:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman, CEO
kaldrich@intlstemcell.com
760-940-6383
or
The Investor Relations Group
212-825-3210
Investor Relations:
Adam S. Holdsworth
aholdsworth@investorrelationsgroup.com
or
Media Relations:
Laura Colontrelle
lcolontrelle@investorrelationsgroup.com